Quantum Reports Fourth Quarter and Fiscal 2023 Results

Revenue Increases 10.7% Year-over-Year to $412.8 Million

SAN JOSE, Calif. — June 6, 2023 — Quantum Corporation (NASDAQ: QMCO) announced today financial results for its fiscal fourth quarter and fiscal year ended March 31, 2023.

Fourth Quarter Fiscal 2023 Financial Summary

•Revenue increased 10.7% year-over-year to $105.3 million
•GAAP net loss was $13.6 million, or ($0.15) per share
•Annual recurring revenue was $156 million
•Subscription ARR was up 81% year-over-year at $13.4 million
•Adjusted non-GAAP net loss was $3.7 million, or ($0.04) per share
•Adjusted EBITDA was $1.0 million

“We ended fiscal 2023 with positive momentum as fourth quarter revenue and EBITDA results exceeded our guidance on improved operational execution,” said Jamie Lerner, Chairman and CEO of Quantum. “We also began to see increased stability across the supply chain through greater availability of parts and lower inflationary costs. Additionally, our focused efforts to improve working capital and decrease inventory yielded positive results as we continue to carefully manage cash flow.”

“Having weathered a macro environment marked by a global pandemic, supply chain challenges, and disruptive inflation, we are beginning to see signs of improvement across our business. As we continue to chart our business transformation for improved performance, subsequent to the end of the fourth quarter, we implemented a global efficiency plan that includes a cost reduction action which we expect to yield approximately $14 million in annualized savings by the end of fiscal year 2025, with a payback of under six months. Also, to support greater operational flexibility in the near term, we proactively secured an additional $15 million of liquidity and greater covenant flexibility from our current lenders to capitalize on the cost savings initiative and position the company for growth as we bring our recent product innovations to market.”

“These actions, combined with our focus on the fastest-growing storage market segment and our investment in sales and marketing to drive future growth, further bolster our business transformation strategy. Although we anticipate the first fiscal quarter to be seasonally lower, we expect a resumption of revenue rotation to higher margin products and EBITDA expansion throughout the remainder of the year.”

Fourth Quarter Fiscal 2023 vs. Prior Year

Revenue for the fourth quarter fiscal 2023 was $105.3 million, compared to $95.2 million in the prior year fourth quarter, driven primarily by strong growth with hyperscale customers. GAAP gross profit in the fourth quarter of fiscal 2023 was $31.8 million, or 30.2% of revenue, compared to $36.2 million, or 38.0% of revenue, in the fourth quarter of fiscal 2022. Non-GAAP gross profit in the fourth quarter 2023 was $37.4 million, or 35.5% of revenue.

Total GAAP operating expenses in the fourth quarter of fiscal 2023 were $41.3 million, or 39.2% of revenue, compared to $41.8 million, or 44% of revenue, in the prior year. Selling, general and administrative expenses were $30.6 million in the quarter, compared to $28.3 million in the prior year. Research and development expenses were $10.6 million in the fourth quarter of fiscal 2023, compared to $13.5 million in the prior year. Non-GAAP operating expenses in the fourth quarter of 2023 were down slightly to $37.0 million from $37.2 million in the fourth quarter of fiscal 2022.

GAAP net loss in the fourth quarter of fiscal 2023 was $13.6 million, or ($0.15) per share, compared to a net loss of $7.8 million, or ($0.13) per share, in the fourth fiscal quarter 2022. Fourth quarter 2023 GAAP net loss included a $5.3 million non-recurring inventory reserve adjustment. Excluding this inventory adjustment, acquisition-related intangible asset costs and stock-based compensation, non-GAAP adjusted net loss in the fourth fiscal quarter of 2023 was $3.7 million, or ($0.04) per share, compared to adjusted net loss of $2.8 million, or ($0.05) per share, in the prior year fourth quarter.

Adjusted EBITDA in the fourth quarter of fiscal 2023 was $1.0 million, compared to $0.4 million in the fourth quarter of fiscal 2022, reflecting higher revenue and improved operational performance.

Fiscal 2023 vs. Prior Year

Revenue of $412.8 million for fiscal 2023 increased 10.7% year-over-year primarily driven by strong demand from hyperscale customers and the video surveillance business. Gross profit in fiscal 2023 was $133.9 million, or 32.5% of revenue, compared to $147.0 million, or 39.4% of revenue, in the prior fiscal year.

Total GAAP operating expenses in fiscal 2023 were $159.9 million, or 38.8% of revenue, compared to $160.9 million, or 43.1% of revenue, in the prior fiscal year. Selling, general and administrative expenses were $113.8 million in fiscal year 2023, compared to $108.2 million in the prior fiscal year. Research and development expenses were $44.6 million in fiscal 2023, compared to $51.8 million in fiscal 2022. Non-GAAP operating expenses in fiscal 2023 were $142.9 million, compared to $142.2 million in the prior fiscal year.

GAAP net loss in fiscal 2023 was $38.3 million, or ($0.42) per share, compared to a net loss of $32.3 million, or ($0.55) per share, in the prior fiscal year. Excluding stock compensation, restructuring charges and other non-recurring costs, non-GAAP adjusted net loss in fiscal year was $6.2 million, or ($0.07) per share, compared to an adjusted net loss of $7.2 million, or ($0.12) per share, in the prior year.

Adjusted EBITDA in fiscal 2023 was $11.8 million, compared to $11.8 million in fiscal year 2022.

For a reconciliation of GAAP to non-GAAP financial results, please see the financial reconciliation tables below.

Liquidity and Debt (as of March 31, 2023)

•Cash, cash equivalents and restricted cash were $26.2 million, compared to $5.5 million as of March 31, 2022.
•Total interest expense for the three- and twelve-month periods were $3.0 million and $10.6 million, respectively, compared to $2.5 million and $11.9 million for the same periods a year ago.
•Outstanding term loan debt was $74.7 million, compared to $98.7 million as of March 31, 2022. Outstanding borrowings on revolving credit facility was $16.8 million, compared to $17.7 million as of March 31, 2022.
◦Subsequent to quarter end, we secured additional debt funding from current lenders in the amount of $15.0 million in conjunction with greater covenant flexibility.

Guidance

For the first fiscal quarter of 2024, the Company expects the following guidance:
•Revenues of $97.0 million, plus or minus $3.0 million
•Non-GAAP adjusted net loss per share of ($0.00), plus or minus $0.02
•Adjusted EBITDA of approximately $1.0 million

For fiscal year 2024, the Company expects the following guidance:
•Revenues of $415 million, plus or minus $10.0 million
•Non-GAAP adjusted earnings per share of $0.01, plus or minus $0.10
•Adjusted EBITDA of at least $20.0 million

This assumes an effective annual tax rate of 25%; Non-GAAP adjusted net loss per share assumes an average basic share count of approximately 93.3 million in the fiscal first quarter of 2024 and approximately 94.3 million for the fiscal year 2024.

Conference Call and Webcast

Management will host a live conference call today, June 6, 2023, at 9:00 a.m. ET (6:00 a.m. PT) to discuss these results. The conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering conference ID 13738515. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through June 12, 2023. To access the replay dial 1-877-660-6853 and enter the conference ID 13738515 at the prompt. International callers should dial +1-201-612-7415 and enter the same conference ID. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website at www.quantum.com for at least 90 days.

About Quantum

Quantum technology, software, and services provide the solutions that today's organizations need to make video and other unstructured data smarter – so their data works for them and not the other way around. With over 40 years of innovation, Quantum's end-to-end platform is uniquely equipped to orchestrate, protect, and enrich data across its lifecycle, providing enhanced intelligence and actionable insights. Leading organizations in cloud services, entertainment, government, research, education, transportation, and enterprise IT trust Quantum to bring their data to life, because data makes life better, safer, and smarter. Quantum is listed on Nasdaq (QMCO). For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results, including for the first fiscal quarter of 2024 and fiscal year 2024; our focus and our strategy; expected benefits of our restructuring plan, including annualized savings and the timing of payback; and expectations with respect to revenue growth and EBITDA expansion in fiscal year 2024.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the impact of the COVID-19 pandemic and macroeconomic and inflationary conditions on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; our ability to integrate the business, products, employees and other aspects of our recent acquisitions; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans; the outcome of any claims and disputes; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our Form 10-K filed with the Securities and Exchange Committee for the fiscal year ended March 31, 2023, and any subsequent reports filed with the SEC. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Brett L. Perry
P: 949-224-3874 | 214-272-0070
E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	March 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$25,963	$5,210
Restricted cash	212	283
Accounts receivable, net of allowance for doubtful accounts of $201 and $422, respectively	72,464	69,354
Manufacturing inventories	19,441	33,546
Service parts inventories	25,304	24,254
Prepaid expenses	4,158	7,853
Other current assets	5,513	4,697
Total current assets	153,055	145,197

Property and equipment, net	16,555	12,853
Intangible assets, net	4,941	9,584
Goodwill	12,969	12,969
Right-of-use assets, net	10,291	11,107
Other long-term assets	15,846	9,925
Total assets	$213,657	$201,635
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$35,716	$34,220
Deferred revenue, current portion	82,504	86,517
Long-term debt, current portion	5,000	4,375
Accrued compensation	15,710	16,141
Other accrued liabilities	13,666	16,562
Total current liabilities	152,596	157,815
Deferred revenue, net of current portion	43,306	41,580
Revolving credit facility	16,750	17,735
Long-term debt, net of current portion	66,354	89,448
Operating lease liabilities	10,169	9,891
Other long-term liabilities	11,370	11,849
Total liabilities	300,545	328,318

Stockholders’ deficit
Preferred stock:
Preferred stock, 20,000 shares authorized; no shares issued as of March 31, 2023 and 2022	—	—
Common stock:
Common stock, $0.01 par value; 225,000 shares authorized; 93,574 and 60,433 shares issued and outstanding at March 31, 2023 and 2022, respectively	936	605
Additional paid-in capital	722,603	645,038
Accumulated deficit	(808,846)	(770,903)
Accumulated other comprehensive loss	(1,581)	(1,423)
Total stockholders' deficit	(86,888)	(126,683)
Total liabilities and stockholders' deficit	$213,657	$201,635

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three months ended March 31,		Twelve months ended March 31,
	2023	2022	2023	2022
Revenue
Product	$67,940	$58,454	$266,537	$223,761
Service and subscription	33,444	33,337	132,510	133,689
Royalty	3,960	3,414	13,705	15,377
Total revenue	105,344	95,205	412,752	372,827
Cost of revenue
Product	57,015	44,798	220,031	169,780
Service and subscription	16,547	14,248	58,782	56,012
Total cost of revenue	73,562	59,046	278,813	225,792
Gross profit	31,782	36,159	133,939	147,035
Operating expenses
Research and development	10,630	13,525	44,555	51,812
Sales and marketing	18,136	16,828	66,034	62,957
General and administrative	12,544	11,425	47,752	45,256
Restructuring charges	—	—	1,605	850
Total operating expenses	41,310	41,778	159,946	160,875
Income (loss) from operations	(9,528)	(5,619)	(26,007)	(13,840)
Other income (expense), net	(682)	(28)	1,956	(251)
Interest expense	(3,023)	(2,502)	(10,560)	(11,888)
Loss on debt extinguishment, net	—	—	(1,392)	(4,960)
Net loss before income taxes	(13,233)	(8,149)	(36,003)	(30,939)
Income tax provision	376	(336)	1,940	1,341
Net loss	$(13,609)	$(7,813)	$(37,943)	$(32,280)
Deemed dividend on warrants	—	—	(389)	—
Net loss attributable to common stockholders	$(13,609)	$(7,813)	$(38,332)	$(32,280)

Net loss per share attributable to common stockholders - basic and diluted	$(0.15)	$(0.13)	$(0.42)	$(0.55)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Year Ended March 31,
	2023	2022
Operating activities
Net loss	$(37,943)	$(32,280)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,118	9,418
Amortization of debt issuance costs	1,624	2,414
Long-term debt related costs	992	8,471
Provision for manufacturing and service inventories	18,052	5,740
Gain on PPP loan extinguishment	—	(10,000)
Stock-based compensation	10,750	13,829
Other non-cash	(2,067)	(832)
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(2,966)	3,651
Manufacturing inventories	(1,839)	(12,069)
Service parts inventories	(3,503)	(4,400)
Accounts payable	1,158	(1,939)
Prepaid expenses	3,695	(3,959)
Deferred revenue	(2,286)	(2,514)
Accrued restructuring charges	—	(580)
Accrued compensation	(431)	(3,073)
Other assets	(1,270)	(2,602)
Other liabilities	1,022	(3,003)
Net cash used in operating activities	(4,894)	(33,728)
Investing activities
Purchases of property and equipment	(12,581)	(6,316)
Business acquisitions	(3,020)	(7,808)
Net cash used in investing activities	(15,601)	(14,124)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	—	94,961
Repayments of long-term debt	(24,596)	(94,301)
Borrowings of credit facility	497,280	309,000
Repayments of credit facility	(498,665)	(291,265)
Proceeds from issuance of common stock	67,146	1,762
Net cash provided by financing activities	41,165	20,157
Effect of exchange rate changes on cash and cash equivalents	12	51
Net change in cash, cash equivalents, and restricted cash	20,682	(27,644)
Cash, cash equivalents, and restricted cash at beginning of period	5,493	33,137
Cash, cash equivalents, and restricted cash at end of period	$26,175	$5,493
Supplemental disclosure of cash flow information
Cash paid for interest	$8,701	$9,140
Cash paid for income taxes, net of refunds	$1,418	$944
Non-cash transactions
Purchases of property and equipment included in accounts payable	$1,049	$147
Transfer of manufacturing inventory to services inventory	$4,045	$211
Transfer of manufacturing inventory to property and equipment	$343	$818
Paid-in-kind interest	$319	$—
Deemed dividend	$389	$—

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented certain non-GAAP financial measures in this press release, including non-GAAP adjusted net loss, adjusted EBITDA, non-GAAP gross profit and non-GAAP operational expenses.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, and other non-recurring expenses.

“GAAP net loss” as referred to in this press release represents “Net loss attributable to common stockholders”. Non-GAAP adjusted net income (loss) is a non-GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, and other non-recurring (income) expenses. We calculate adjusted net income (Loss) per basic and diluted share using the above-referenced definition of adjusted net income (Loss).

We have provided below reconciliations of adjusted EBITDA to adjusted net income (loss), non-GAAP gross profit and non-GAAP operational expenses, to the most directly comparable U.S. GAAP financial measures. We have presented adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. For example, in the quarter ended September 30, 2022, we have excluded a large inventory reserve provision caused by global supply chain disruptions since the start of the pandemic and the longer associated lead times that resulted in older generation products being displaced by next-generation solutions. We do not believe an inventory adjustment of this magnitude is reasonably likely to reoccur in the foreseeable future and do not believe it is indicative of our ongoing operations; accordingly, we have excluded its impact from our non-GAAP results. We believe adjusted net income (loss) and adjusted net income (loss) per basic and diluted share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that the use of non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) gain (loss) on debt extinguishment, (9) and acquisition-related amortization of intangibles assets from business combinations, (10) deemed dividend related to warrants, or (11) manufacturing inventory provisions.
•Adjusted net income (loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) gain (loss) on debt extinguishment; (6) acquisition-related amortization of intangibles assets from business combinations; (7) deemed dividend related to warrants; or (8) manufacturing inventory provisions.

Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, you should consider adjusted EBITDA and adjusted net income (loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

In addition, this press release includes non-GAAP adjusted earnings or net loss per share and adjusted EBITDA, each a non-GAAP measure used to describe our expected performance. We have not presented a reconciliation of these non-GAAP measures to our most comparable GAAP financial measures, because the reconciliation could not be prepared without unreasonable effort. The information necessary to prepare the reconciliations is not available on a forward-looking basis and cannot be accurately predicted. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

The tables below reconcile the non-GAAP financial measures of adjusted EBITDA, net income, diluted EPS, operating expenses and gross margin with the most directly comparable GAAP financial measures (in thousands, unaudited).

Adjusted EBITDA

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Net loss attributable to common stockholders	$(13,609)	$(7,814)	$(38,332)	$(32,280)
Interest expense, net	3,023	2,502	10,560	11,889
Provision for income taxes	376	(336)	1,940	1,342
Depreciation expense	1,326	1,099	5,475	5,757
Stock-based compensation expense	2,409	3,249	10,750	13,829
Restructuring charges	344	—	2,178	850
Loss on extinguishment of Senior Secured Term Loan	—	—	1,392	14,960
Gain on PPP loan forgiveness	—	—	—	(10,000)
Amortization of acquisition related intangible assets	1,557	1,524	4,643	3,661
Acquisition and debt related costs	302	201	818	1,825
Non-recurring inventory provision	5,314	—	12,004	—
Deemed dividend	—	—	389	—
Adjusted EBITDA	$1,042	$425	$11,817	$11,833

Non-GAAP net income and EPS

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2023	2022	2023	2022
Net loss attributable to common stockholders	$(13,609)	$(7,814)	$(38,332)	$(32,280)
Stock-based compensation	2,409	3,249	10,750	13,829
Restructuring charges	344	—	2,178	850
Loss on extinguishment of Senior Secured Term Loan	—	—	1,392	14,960
Gain on PPP loan forgiveness	—	—	—	(10,000)
Amortization of acquisition related intangible assets	1,557	1,524	4,643	3,661
Acquisition and debt related costs	302	201	818	1,825
Non-recurring inventory provision	5,314	—	12,004	—
Deemed dividend	$—	—	389	—
Adjusted net loss	$(3,683)	$(2,840)	$(6,158)	$(7,155)

Adjusted net loss per share - basic and diluted	$(0.04)	$(0.05)	$(0.07)	$(0.12)
Weighted average shares outstanding - basic and diluted	93,445	60,313	90,348	58,871

Gross margin

	2023	2022	2023	2022
Total GAAP revenue	105,344	95,205	412,752	372,827
Cost of revenue
Product	57,015	44,798	220,031	169,780
Service and subscription	16,547	14,248	58,782	56,012
Non-GAAP adjustments	(5,623)	(432)	(13,091)	(1,557)
Total Non-GAAP cost of revenue	67,939	58,614	265,722	224,235
Non-GAAP gross profit	37,405	36,591	147,030	148,592
Non-GAAP gross margin	35.5%	38.4%	35.6%	39.9%